UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2017

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2017, Jon P. Marten, Executive Vice President – Finance & Administration and Chief Financial Officer of Parker-Hannifin Corporation (the “Company”) notified the Company of his intention to retire effective May 9, 2017. From April 10, 2017, until his retirement, Mr. Marten will remain as a Vice President of the Company.

On April 5, 2017, the Board of Directors of the Company elected Catherine A. Suever, age 58, as Executive Vice President – Finance & Administration and Chief Financial Officer, effective April 10, 2017. Ms. Suever will succeed Mr. Marten as principal financial officer and will continue as the principal accounting officer of the Company. Ms. Suever will serve as Executive Vice President – Finance & Administration and Chief Financial Officer for a term expiring in October 2017, or until a successor is elected, except in the case of death, resignation, or removal. Ms. Suever has been Vice President and Controller of the Company since December 2010. Ms. Suever is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

On April 5, 2017, the Human Resources and Compensation Committee of the Board of Directors of the Company took the following actions regarding Ms. Suever’s compensation effective April 10, 2017:

1.	approved an increase in Ms. Suever’s annual base salary to $650,000;

2.	awarded an increase in Ms. Suever’s General RONA Bonus target payout amount to $292,500;

3.	awarded an increase in Ms. Suever’s Target Incentive Bonus target award to a target amount of $227,500; and

4.	granted Ms. Suever the following additional target LTIP award shares:

LTIP Award	Additional Target LTIP Award Shares
Calendar Year 2015-16-17	907
Calendar Year 2016-17-18	2,920
Calendar Year 2017-18-19	5,983

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By:	/s/ Joseph R. Leonti
Joseph R. Leonti
Vice President

Date: April 10, 2017